Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated August 22, 2007, which is included in the Annual Report on Form 10-KSB of Buckingham Exploration Inc., in the Company’s Registration Statement on Form S-8 pertaining to the “2007 Stock Compensation Plan and 2007 Non-Qualified Stock Option Plan”.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS Vancouver, Canada November 20, 2007